UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
______________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to §240.14a-12.

ANI Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)
____________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held on June 3, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 annual meeting (the “Annual Meeting”) of stockholders (“Stockholders”) of ANI Pharmaceuticals, Inc. (the “Company”) to be held at 10:00 a.m., Eastern Time, on Wednesday, June 3, 2015, at the Company’s offices at 1007 N. Orange Street, Suite 235, Wilmington DE 19801. The purpose of the Annual Meeting is for Stockholders to consider and take action on the following matters:

1.	To elect Robert E. Brown, Jr., Arthur S. Przybyl, Fred Holubow, Tracy L. Marshbanks, Ph.D., Thomas A. Penn and Daniel Raynor to the Company’s Board of Directors to hold office until the next annual meeting.

2.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

3.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of the Company’s common stock and class C special stock of record as of April 6, 2015 are entitled to notice of and to vote at the Annual Meeting.

The Company is pleased to save costs and help protect the environment by again using the “Notice and Access” method of delivery for its proxy materials. Instead of receiving paper copies of our proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”), in the mail, Stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an Internet website address where Stockholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, please promptly vote your shares. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting Rights on page 1 of the proxy statement.

By Order of the Board of Directors,

Charlotte C. Arnold
Vice President, Finance and Chief Financial Officer

April 24, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 3, 2015: the Company’s proxy statement and Annual Report are available electronically at www.proxyvote.com.

i

OTHER MATTERS	27

Householding	27

Annual Report	27

Stockholder Proposals	27

Director Nominations	28

ii

ANI PHARMACEUTICALS, INC.
210 Main Street West
Baudette, Minnesota 56623

______________________________

PROXY STATEMENT
______________________________

Annual Meeting of Stockholders to be held
June 3, 2015

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General Background

The Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is providing these proxy materials to the holders of record of the Company’s common stock and class C special stock (together the Company’s “Stockholders”) in connection with the solicitation of proxies by the Company on behalf of the Board for the Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 10:00 a.m. Eastern Time on Wednesday, June 3, 2015 and at any adjournment thereof, at the Company’s finance office at 1007 N. Orange Street, Suite 235, Wilmington, Delaware, 19801.

Instead of mailing a printed copy of the Company’s proxy materials, including the Company’s Annual Report, to each Stockholder of record, the Company is providing access to these materials via the Internet. Accordingly, on April 24, 2015, the Company began mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all Stockholders of record as of April 6, 2015, and posted its proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all Stockholders may access the proxy materials on the website or may request a printed set of the proxy materials, and also specify how they wish their proxy materials to be delivered in the future, either by mail or e-mail.

Unless otherwise required by the context, references in this proxy statement to the “Company” or “ANI” refer to ANI Pharmaceuticals, Inc., a Delaware corporation formed in April 2001, formerly known as BioSante Pharmaceuticals, Inc. The Company’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com.

Questions and Answers About the Annual Meeting and Voting Rights

Q:	Why am I receiving these materials?

A:	The Board has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with the Company’s annual meeting of Stockholders, which will take place on Wednesday, June 3, 2015. As a Stockholder, you are invited to attend the Annual Meeting and to vote on the items of business described in this proxy statement. This proxy statement includes information that the Company is required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

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Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:	The Company is using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to all Stockholders of record as of April 6, 2015 the Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All Stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Q:	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

A:	The Company is providing those Stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice about the Internet availability of the proxy materials.

In addition, the Company is providing the Notice of the Internet availability of the proxy materials by e-mail to those Stockholders who have previously elected delivery of the proxy materials electronically. Those Stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only holders of record of the Company’s common stock and class C special stock at the close of business on April 6, 2015 are entitled to notice of and to vote at the Annual Meeting. As of April 6, 2015, 11,386,817 shares of the Company’s common stock were issued and outstanding and entitled to vote and 10,864 shares of the Company’s class C special stock were issued and outstanding and entitled to vote. There is no cumulative voting with respect to the election of directors. Holders of the Company’s common stock and class C special stock are entitled to one vote per share on each matter presented at the Annual Meeting.

Q:	What is the difference between holding shares as a Stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the “Stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee holder of record, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee holder of record on how to vote your shares held in your account.

Q:	If I am a holder of record of the Company’s common stock or class C special stock, how do I vote?

A:	You may vote by proxy over the Internet by visiting the website established for that purpose at www.proxyvote.com or via a toll-free telephone number. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired. If you received a paper copy of a proxy or voting instruction card by mail, you may also submit your proxy or voting instruction card by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Alternatively, if you are a Stockholder of record, you may vote in person at the Annual Meeting. You will receive a ballot when you arrive. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	You should receive from your broker, bank or other nominee a voting instruction form that outlines the methods by which you can vote your shares. A number of brokers and banks have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your broker or bank uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

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Q:	What can I do if I change my mind after I vote my shares?

A:	The Delaware General Corporation Law generally provides that, unless otherwise provided, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A Stockholder of the Company who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the Annual Meeting by:

•	Delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Company’s Investor Relations Department, an instrument revoking the proxy;

•	Appearing at the Annual Meeting and voting in person and executing a later dated proxy which is exercised at the Annual Meeting; or

•	Casting a later vote via the Internet or telephone.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What are the voting requirements to approve each of the proposals that will be voted on at the Annual Meeting?

A. Proposal	Vote Required
Election of directors (Proposal 1).	The election of each of the directors will be determined by a plurality of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present.

Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2).	Stockholder ratification of the appointment of EisnerAmper, per Proposal 2, is not required by the Company’s bylaws or otherwise. If Stockholders fail to ratify the appointment, the Company’s Audit and Finance Committee will reconsider whether or not to retain that firm.

Q:	What constitutes a quorum at the Annual Meeting?

A:	The presence at the Annual Meeting, either in person or by proxy, of the holders of one-third of the outstanding shares of the Company’s common stock and class C special stock entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is a broker non-vote?

A:	A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

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If you do not give voting instructions to your broker, bank or other nominee within ten days of the Annual Meeting, your broker, bank or other nominee may vote on matters that the New York Stock Exchange determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under NYSE rules (which banks and brokers may be subject to even though the Company’s common stock is listed on The NASDAQ Global Market), the ratification of the appointment of the Company’s independent auditors is the only routine matter to be addressed at the Annual Meeting. When a broker, bank or other nominee has not received instructions from the beneficial owners or persons entitled to vote and the nominee cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR”, “WITHHELD” or “AGAINST” any proposal, as applicable, but will be counted in determining whether there is a quorum for the Annual Meeting. Accordingly, if Stockholders do not direct their brokers or other nominees how to vote in Proposal 1, their brokers or other nominees may not exercise discretion and may not vote their shares on Proposal 1.

Q:	What is the effect of a “WITHHOLD ALL” vote in the election of directors, Proposal 1?

A:	Common stock or class C special stock that is represented by valid proxy cards or properly voted via the Internet and that are marked “WITHHOLD ALL” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy with respect to Proposal 1, and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement.

Q:	What is the effect of an “ABSTAIN” vote in Proposal 2?

A:	Proxies marked “ABSTAIN” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals being submitted to a vote of Stockholders and will have the effect of a vote “AGAINST” a proposal.

Q:	Could other matters be decided at the Annual Meeting?

A:	As of the date of this proxy statement, the Company does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxies designated by the Company will have the discretion to vote on those matters for you.

Q:	Who will count the vote?

A:	An officer of the Company or a designee will tabulate the votes of the Company’s common stock and class C special stock and act as inspector of the election.

Q:	Who is paying for this proxy solicitation?

A:	The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by the Company.

Q:	Whom should I call with questions?

A:	If you have additional questions, you should contact:

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
Attn: Investor Relations
Tel: (218) 634-3592

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PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition; Nominees

The Company’s bylaws provide that the Board will consist of at least one director, or such other number as may be determined by the Board or the Company’s Stockholders. The Board has fixed the number of directors at seven.

The Board has nominated the following six individuals to serve as the Company’s directors until the next annual meeting of Stockholders or until their successors are qualified and elected, and the Board intends to fill the vacancy by appointing an independent director on or before October 12, 2015. The Company did not receive any director nominations from Stockholders in accordance with procedures set forth in its bylaws. Director nominations presented by Stockholders at the Annual Meeting will not be considered.

All of the nominees named below are current directors of the Board. All the nominees have agreed to stand for election at the Annual Meeting.

If prior to the Annual Meeting, the Company’s Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for any substitute nominee that may be named by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Robert E. Brown, Jr., 64, has served as a director of the Company and Chairman of the Board since June 2013 and had served as a director of the Company’s operating subsidiary, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANIP”) since July 2010. Mr. Brown has been active in the venture capital and private equity business for over 30 years and has been the sole stockholder, director and President of MVP Management Company (“MVP Management”) since 2000. MVP Management conducts business as MVP Capital Partners (“MVP Capital”), and is the investment management company for Meridian Venture Partners II, L.P. (“MVP II”), a mid-sized venture capital and private equity firm focused on expansion capital and microcap buyout investments. Mr. Brown is the Managing Partner of MVP II and the President and sole stockholder and sole director of Meridian Venture Partners II Co., the corporate general partner of the general partner of MVP II. Mr. Brown co-founded MVP II in 2000 and its predecessor fund, Meridian Venture Partners, in 1987. Prior to 1987, Mr. Brown was a principal in a merchant banking firm active in both private equity and investment banking. Mr. Brown began his professional career as a certified public accountant with Arthur Andersen & Co. Subsequently, he worked for a subsidiary of The Penn Central Corporation as a financial analyst, and after graduating from law school, practiced corporate tax law at the firm of Morgan, Lewis & Bockius in Philadelphia. In his role at MVP Capital, Mr. Brown has served on the boards of numerous privately-held companies, including several companies in the healthcare industry such as Implex Corporation, Dorland Data Networks, Omega Health Systems, Air Medical Group Holdings, Comprehensive Addiction Programs, Inc., and MCMC Holdings LLC. Mr. Brown holds an A.B. degree from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania, and a J.D. from the University of Pennsylvania Law School.

Mr. Brown was chosen to serve on the Company’s Board because of his significant experience as a director of a number of companies in the healthcare sector.

Arthur S. Przybyl, 58, has served as a director, President, and Chief Executive Officer of the Company since June 2013 and had joined ANIP in March 2009 as President and Chief Executive Officer. Mr. Przybyl is an experienced healthcare executive in a career that spans over 25 years and includes the management of both specialty pharmaceutical and medical device companies. From August 2002 through January 2009, Mr. Przybyl served as President and Chief Executive Officer of Akorn, Inc., a NASDAQ-listed specialty pharmaceutical company that manufactures and markets ophthalmic, liquid and lyophilized injectable, and vaccine drug products. Prior to Akorn, Mr. Przybyl was President of privately-held company Hearing Innovations, Inc. and President and Chief Operating Officer of NASDAQ-listed company Bioject, Inc., both of which are medical device companies. During his career, Mr. Przybyl has held several sales and marketing management positions, including Senior Vice President, Sales and Marketing for International Medication Systems, Inc. and Director Corporate Marketing and National Accounts for LyphoMed, Inc., both specialty pharmaceutical companies.

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Mr. Przybyl was chosen to serve on the Company’s Board because of his extensive experience as an executive in the healthcare industry, including as President and Chief Executive Officer of ANIP. As a member of the executive team of the Company, Mr. Przybyl serves a vital function in the link between management and the Company’s Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.

Fred Holubow, 76, has served as a director of the Company since 1999. Mr. Holubow is, and has been since 1984, a General Partner of Starbow Partners, an investor in early stage healthcare ventures. In addition, Mr. Holubow serves as a Principal of Petard Risk Analysis, a position he has held since January 2012. From 2001 to December 2011, Mr. Holubow served as a Managing Director of William Harris Investors, Inc., a registered investment advisory firm. From 1982 to 2001, Mr. Holubow served as Vice President of Pegasus Associates, a registered investment advisory firm he co-founded. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow previously served on the board of directors of the following public companies: Micrus Endovascular Corporation, ThermoRetec Corporation, Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.), Gynex Pharmaceuticals, Inc. and Unimed Pharmaceuticals, Inc.

Mr. Holubow is a member of the Audit and Finance Committee.

Mr. Holubow was chosen to serve on the Company’s Board because of his significant experience analyzing and investing in pharmaceutical and biotechnology companies both in his current position as a Principal of Petard Risk Analysis and a General Partner of Starbow Partners and in his prior positions. In addition, through his experience in serving on the boards of directors and more specifically the audit committees of several other public companies, Mr. Holubow has developed a substantial financial and accounting expertise with pharmaceutical and biotechnology companies.

Tracy L. Marshbanks, Ph.D., 51, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2006. Dr. Marshbanks is a Managing Director of First Analysis Corp. (“First Analysis”), a financial services firm, where he has been employed since 1999. In his role at First Analysis, Dr. Marshbanks focuses on growth equity investments in private companies in the healthcare and the cleantech/environmental sectors and serves as an analyst having followed public companies within the chemical, life science tools, and medical technology industries. Prior to First Analysis, he was employed by Amoco Corp. in a number of positions ranging from Research and Development to Marketing. He has served on the board of directors of privately-held companies in the healthcare industry, including manufacturers of medical devices and diagnostic tests. Dr. Marshbanks earned a B.S. and Ph.D. in Chemical Engineering from Colorado State University and Purdue University, respectively, in addition to an M.B.A., with a finance concentration, from the University of Chicago. Dr. Marshbanks holds Series 7 and 63 Securities Licenses as well as a Research Analyst Qualification (Series 86 and 87). Dr. Marshbanks’ private company board service includes EraGen Biosciences Inc., from 2005 – 2011, where he served as a member of Audit and Compensation Committee of the company at various times, SeQual Technologies, Inc., from 2007 – 2010, where he served as a member and Chair of the Compensation Committee of the company at various times, Cylex Inc., from 2007 to 2010, where he served as Chair of the Audit Committee of the company, and CSA Medical, Inc., from 2011 to present, where he serves as a member of the Compensation Committee of the company. Since December 2014, Dr. Marshbanks serves on the board of directors of Sonoma Orthopedic Products and is a member of Sonoma Orthopedic Products’ Compensation Committee.

Dr. Marshbanks is the Chair of the Audit and Finance Committee and the Compensation Committee and is a member of the Nominating and Corporate Governance Committee.

Dr. Marshbanks was chosen to serve on the Company’s Board because of his investor and financial analyst experience and perspective. In addition, he has exposure to the broader healthcare market and technical expertise related to manufacturing and process industries.

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Thomas A. Penn, 69, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2009. Mr. Penn is employed by MVP Management, of which he serves as Vice President. MVP Management conducts business as MVP Capital Partners. MVP Management is the investment management company for MVP II, of which Mr. Penn is a Partner. Mr. Penn has also served as a managing director at and owner of Penn Venture I LLC since 2007. Penn Venture I LLC owns fifty percent of Penn Venture Associates, LLC. Penn Venture Associates, LLC is the general partner of Penn Venture Partners, L.P., an investment fund focused on investments in central Pennsylvania. Previously, Mr. Penn served as chief executive officer of Tektagen, Inc. and a partner at Boston Millennia Partners. He also serves or has served as a director of several privately-held service, manufacturing, technology, life sciences and healthcare companies. These companies include Benten BioServices, Inc., Deltagen, Inc., NanoHorizons Inc., GCA Services, Inc., and Andrews International, Inc. Mr. Penn is a graduate of the Massachusetts Institute of Technology, the Stanford University Graduate School of Business, and the University of Pennsylvania Law School.

Mr. Penn was chosen to serve on the Company’s Board because of his significant experience as a director and executive officer in the life sciences industry.

Daniel Raynor, 55, has served as a director of the Company since July 2013. Mr. Raynor is a Managing Partner of The Argentum Group, a private equity firm he co-founded in 1988 (“Argentum”). Mr. Raynor also serves as a director of several privately-owned companies in which Argentum’s managed funds have an equity interest. During his career in private equity, Mr. Raynor has served on the boards of over 30 companies, including seven publicly held companies and several healthcare companies, including two leading contract research organizations (CROs) engaged in providing drug development services to the pharmaceutical industry. He received a B.S. degree in economics from The Wharton School, University of Pennsylvania. Mr. Raynor’s current board service includes QPS Holdings, LLC, TransForce, Inc., and Chrome River Technologies, Inc. Mr. Raynor’s past board service includes ReSearch Pharmaceutical Services, Dynamic Healthcare Technologies, and NuCo2, Inc.

Mr. Raynor is a member of the Board’s Audit and Finance Committee and Compensation Committee and is the Chair of the Board’s Nominating and Corporate Governance Committee.

Mr. Raynor was chosen to serve on the Company’s Board because of his investor and financial analyst experience and perspective. In addition, as a result of his significant board service for other companies, both public and private, Mr. Raynor has strong leadership skills and has developed substantial financial and accounting expertise.

Vote Required; Recommendation of the Board

The election of each of the nominees for director will be determined by a plurality of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal.

The Board recommends a vote “FOR” the election of each of the nominees for director.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Company’s Board has selected EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015. EisnerAmper has acted as ANIP’s independent registered public accounting firm since January 2013 and as the Company’s independent registered public accounting firm since June 2013. Deloitte & Touche LLP (“Deloitte”) acted as the Company’s independent registered public accounting firm January 1999 until June 19, 2013. On June 19, 2013, the Audit and Finance Committee of the Company’s Board dismissed Deloitte and appointed EisnerAmper as the Company’s independent registered public accounting firm for the year ending December 31, 2013, both with immediate effect.

During the fiscal year ended December 31, 2012 and the subsequent interim period, there were no (i) disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Deloitte’s report on the Company’s financial statements and the Company’s internal control over financial reporting for the fiscal year ended December 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period, neither the Company nor anyone acting on its behalf consulted EisnerAmper regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company provided the disclosure required by Item 304 of Regulation S-K to Deloitte. The letter received from Deloitte in response was filed as Exhibit 16.1 to current report on Form 8-K filed with the SEC on June 21, 2013.

Although it is not required to do so, the Audit and Finance Committee of the Company’s Board wishes to submit the selection of EisnerAmper to the Company’s Stockholders for ratification. If the Company’s Stockholders do not ratify the selection of EisnerAmper, another independent registered public accounting firm will be considered by the Audit and Finance Committee. Even if the selection is ratified by the Company’s Stockholders, the Audit and Finance Committee in its discretion may change the selection at any time during the year, if it determines that such a change would be in the best interests of the Company and its Stockholders.

The Company expects that a representative or representatives of EisnerAmper will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

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Audit, Audit-Related, Tax and Other Fees

The table below presents fees billed to the Company for professional services rendered by EisnerAmper and its affiliates for the years ended December 31, 2013 and December 31, 2014.

	December 31, 2013	December 31, 2014
Audit Fees(1)	$190,503	$324,475
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$190,503	$324,475

(1)	Audit fees consisted of the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, services provided in connection with the Company’s statutory and regulatory filings, including the review of registration statements and the issuance of consents, and services provided in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-Approval Policies and Procedures

The Audit and Finance Committee of the Company’s Board has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by the Company’s independent auditor to the Company, are pre-approved by the Audit and Finance Committee. All services rendered by EisnerAmper to the Company during the fiscal year ended December 31, 2014 were permissible under applicable laws and regulations, and all such services provided by EisnerAmper to the Company, other than de minimis non-audit services allowed under applicable laws, were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Audit and Finance Committee Report

The Audit and Finance Committee of the ANI Board oversees ANI’s accounting and financial reporting processes and the audit of ANI’s annual financial statements. ANI’s management has the primary responsibility for the financial statements, the reporting process and maintaining ANI’s system of internal control over financial reporting. EisnerAmper was engaged to perform an independent audit of ANI’s financial statements and express an opinion on the conformity of those financial statements to generally accepted accounting principles in the United States.

In this context, the Audit and Finance Committee of the ANI Board has reviewed and discussed ANI’s audited financial statements prepared for inclusion in ANI’s annual report on Form 10-K for the year ended December 31, 2014 with ANI’s management. The Audit and Finance Committee of the ANI Board has also discussed with EisnerAmper the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee has received from EisnerAmper the written disclosures and letter required by applicable rules of the PCAOB regarding EisnerAmper’s communications with ANI’s Audit and Finance Committee concerning independence and has discussed with EisnerAmper its independence from the Company and management. Relying on these reviews and discussions described above, the Audit and Finance Committee recommended to the ANI Board, and the ANI Board has approved the inclusion of ANI’s audited financial statements for the year ended December 31, 2014 in ANI’s annual report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance Committee

Tracy Marshbanks, Ph.D., Chair
Fred Holubow
Daniel Raynor

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Vote Required; Recommendation of the Board

The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to ratify the selection of the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of
EisnerAmper LLP as the Company’s independent registered public accounting firm.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s Board has adopted Corporate Governance Guidelines. The Guidelines, together with the Company’s Amended and Restated Certificate of Incorporation, Bylaws and charters of the Board’s committees, provide the framework for the governance of the Company. A copy of the Company’s Corporate Governance Guidelines and charters of the Audit and Finance Committee, Nominating and Corporate Governance Committee, and Compensation Committee can be found on the “Investors — Corporate Governance” section of the Company’s corporate website at www.anipharmaceuticals.com. Among the topics addressed in the Company’s Corporate Governance Guidelines are:

•	Board size, composition and qualifications;

•	Selection of directors;

•	Board leadership;

•	Board committees;

•	Board and committee meetings;

•	Conflicts of interest;

•	CEO evaluation;

•	Board evaluation;

•	Director continuing education; and

•	Succession planning.

Director Independence

The Company’s Board of Directors has determined that three of the six current directors — Fred Holubow, Tracy L. Marshbanks, Ph.D. and Daniel Raynor are “independent directors” under the Listing Rules of The NASDAQ Stock Market. The Listing Rules of The NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the Board of Directors of the Company affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the Company’s Board reviewed and discussed information provided by these individuals and by the Company with regard to each of their business and personal activities as they may relate to the Company and its management.

As the Company previously disclosed in its Current Report on Form 8-K dated April 16, 2015, following the passing of Ross Mangano, who was an independent member of the Board, only three of the six members of the Board meet the independence requirements of the Marketplace Rules (the “NASDAQ Rules”) of the NASDAQ Stock Market (“NASDAQ”). As a result, a majority of the Board is not currently comprised of directors who meet the independence requirements as set forth in NASDAQ Rule 5605(b)(1), which requires that a NASDAQ-listed company’s board of directors consist of a majority of “independent directors” (as defined in NASDAQ Rule 5605(a)(2)).

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On April 14, 2015, in accordance with the NASDAQ Rules, the Company contacted NASDAQ to notify NASDAQ of Mr. Mangano's passing and the resulting non-compliance with NASDAQ Rule 5605(b)(1). On April 15, 2015, the Company received a notice from NASDAQ acknowledging the fact that the Company does not meet the requirements of NASDAQ Rule 5605(b)(1) and confirming that, in accordance with NASDAQ Rule 5605(b)(1)(A), NASDAQ is providing the Company a cure period in order to regain compliance as follows:

•      until the earlier of the Company’s next annual shareholders’ meeting or April 13, 2016; or

•       if the next annual shareholders’ meeting is held before October 12, 2015, then the Company must evidence compliance with NASDAQ Rule 5605(b)(1) no later than October 12, 2015.

Prior to the end of the cure period described above, the Board intends to regain compliance by appointing an additional director who is an “independent director” in accordance with the criteria set forth in NASDAQ Rule 5605(a)(2).

Board Leadership Structure

The Company’s Board believes that its Stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under the Company’s Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by the same person. Currently, the Chair of the Board is Robert E. Brown, Jr., and the Company’s Chief Executive Officer is Arthur S. Przybyl.

The Company currently does not have a lead independent director. The Board may in the future determine to appoint a member to act as lead independent director.

Meetings

During the year ended December 31, 2014, the Board held 10 meetings, the Audit and Finance Committee held five meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held one meeting. During the year, all of the directors of the Board attended all Board meetings and each of the members of the committees attended all meetings of all committees of which such director is a member. The Company encourages its directors to attend the Company’s annual meeting of Stockholders, if their schedules permit.

Committees of the Board

The Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of the members of each of these committees are independent. The Company’s Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of April 1, 2015:

Director	Board	Audit and Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee
Robert E. Brown, Jr.	Chair
Arthur S. Przybyl	X
Fred Holubow	X	X
Tracy L. Marshbanks, Ph.D.	X	Chair	X	Chair
Thomas A. Penn	X
Daniel Raynor	X	X	Chair	X

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Audit and Finance Committee

The primary responsibilities of the Company’s Audit and Finance Committee include:

•	Overseeing the Company’s accounting and financial reporting processes, systems of internal control over financial reporting, disclosure controls, and procedures on behalf of the Company’s Board of Directors, and reporting the results or findings of its oversight activities to the Board;

•	Having sole authority to appoint, retain and oversee the work of the Company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;

•	Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•	Overseeing the Company’s system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration of (and including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit and Finance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert. The current members of the Company’s Audit and Finance Committee are Dr. Marshbanks, and Messrs. Holubow and Raynor. Dr. Marshbanks is the Chairman of the Audit and Finance Committee.

Each current member of the Audit and Finance Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of The NASDAQ Stock Market. In addition, the Company’s Board of Directors has determined that Mr. Holubow, Dr. Marshbanks and Mr. Raynor each qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The NASDAQ Stock Market as a result of his prior experience. Stockholders should understand that these designations related to the Audit and Finance Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and The NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit and Finance Committee or of the Company’s Board.

Compensation Committee

The primary responsibilities of the Company’s Compensation Committee include:

•	Recommending to the Board the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to the Company’s chief executive officer and other executive officers;

•	Reviewing and making recommendations to the Board regarding employment agreements, severance arrangements, deferred compensation arrangements, change in control agreements/provisions and any other similar compensation arrangements, in each case as, when and if appropriate, for the Company’s CEO and the other executive officers;

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•	Reviewing and making recommendations to the Board regarding any corporate goals and objectives with respect to compensation for the Company’s CEO and other executive officers and establishing and leading a process for the full Board to evaluate the performance of the CEO and other executive officers in light of those goals and objectives;

•	Reviewing and discussing with the CEO and reporting periodically to the Board plans for executive officer development and corporate succession plans for the CEO and other key executive officers and employees;

•	Administering the Company’s equity compensation plans and recommending to the Board specific grants of options and other awards for all executive officers and determining the nature and extent of grants of options and other awards for all other employees;

•	Making recommendations to the Board with respect to any new equity compensation plan or any material change to any existing plans; and

•	Providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of Stockholders, including the frequency with which the Company should submit to Stockholders an advisory vote on executive compensation, or Say on Pay.

The Company’s Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities. During the fiscal year ending December 31, 2014, the Company engaged a compensation consultant.

The Company will have its next required advisory “say-on-pay” vote on executive compensation at its 2017 annual meeting of Stockholders.

Composition. The current members of the Compensation Committee are Dr. Marshbanks, and Mr. Raynor. Dr. Marshbanks is the Chair of the Compensation Committee. Each of the current members of the committee is an “independent director” under the Listing Rules of The NASDAQ Stock Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee

The primary responsibilities of the Company’s nominating and corporate governance committee include:

•	Identifying individuals qualified to become members of the Company’s Board;

•	Recommending director nominees for each annual meeting of the Company’s Stockholders and director nominees to fill any vacancies that may occur between meetings of Stockholders;

•	Being aware of the best practices in corporate governance and developing and recommending to the Company’s Board a set of corporate governance standards to govern the Company and its management and employees in the conduct of the Company’s business and affairs; and

•	Developing and overseeing the annual board and board committee evaluation processes.

The Company’s Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

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Composition. The current members of the Company’s Nominating and Corporate Governance Committee are Dr. Marshbanks and Mr. Raynor. Mr. Raynor is the Chair of the Committee. Each of the current members of the nominating and corporate governance committee is an “independent director” within the meaning of the Listing Rules of The NASDAQ Stock Market.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, officers and directors, including its CEO and CFO. The Company posts its Code of Ethics on its website at www.anipharmaceuticals.com. The Company intends to post on its website all disclosures required by the Listing Rules of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the Company’s Code of Ethics. No waivers from the Company’s Code of Ethics were requested or granted during fiscal year ended December 31, 2014.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and its Audit and Finance Committee is responsible for overseeing them.

Communications with the Board

Any Stockholder or other interested party who wishes to communicate directly with the Company’s Board of Directors should write to the Company’s Corporate Secretary, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Relevant communications will be distributed to any specified director or all directors depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Chief Financial Officer reviews, organizes and distributes such communications to the full Board, the independent directors or one or more directors, as appropriate.

Compensation of Directors

For the 2014 fiscal year, the Company’s non-management directors received an annual retainer of $25,000, plus $2,000 per Board meeting attended in person and $1,000 per Board meeting attended telephonically. Members of the committees of the Board received $1,000 per meeting attended in person or telephonically. The Chair of the Board also received an additional $22,500 per year. Chairs of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees also received an additional annual retainer of $15,000, $10,000, and $7,000, respectively. Members of Audit and Finance, Compensation, and Nominating and Corporate Governance Committees (other than the Chairs of such committees) received an annual retainer of $7,500, $5,000, and $3,500, respectively. Each non-employee director who was a director as of April 1, 2014 received options to purchase 2,500 shares of the Company’s common stock at an exercise price of $33.00 per share; in addition, for his services as Chairman of the Board, Robert E. Brown, Jr. received additional options to purchase 1,000 shares of the Company’s common stock at an exercise price of $33.00 per share. These grants are noted in the table below. The Company is also obligated to indemnify its directors against certain expenses in certain circumstances under Delaware law and pursuant to the Company’s governance documents.

On April 16, 2015, the Board, upon the recommendation of the Compensation Committee, revised director cash compensation amounts. The annual retainer for the Company’s non-management directors is $45,000. The Chair of the Board also receives an additional $30,000 per year. There are no meeting fees except if there are more than eight Board meetings during a calendar year (exclusive of committee meetings), then the directors receive $2,500 for each additional live, in-person meeting attended and $1,000 for each telephonic meeting attended. Chairs of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees receive an additional annual retainer of $20,000, $15,000, and $10,000, respectively. Members of Audit and Finance, Compensation, and Nominating and Corporate Governance Committees (other than the Chairs of such committees) receive an annual retainer of $10,000, $7,500, and $5,000, respectively. Each non-employee director who was a director as of April 16, 2015 received options to purchase 1,600 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant, and 800 shares of restricted common stock. In addition, for his services as Chairman of the Board, Robert E. Brown, Jr. received additional options to purchase 1,000 shares of the Company’s common stock at an exercise price of $68.71 per share. The options and restricted common stock vest on the first anniversary of the grant date.

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The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its non-management directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens ation ($)	Total ($)
Robert E. Brown, Jr.(2)	60,500	—	61,250	—	—	—	121,750
Tracy L. Marshbanks, Ph.D.(2)	75,500	—	43,750	—	—	—	119,250
Thomas A. Penn(2)	38,000	—	43,750	—	—	—	81,750
Fred Holubow	50,500	—	43,750	—	—	—	94,250
Ross Mangano	50,500	—	43,750	—	—	—	94,250
Daniel Raynor(2)	66,500	—	43,750	—	—	—	110,250

_____________

(1)	The amounts shown for stock and option awards relate to awards granted under the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan (“2008 Plan”). The dollar amounts shown in these columns do not reflect cash actually received by the directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with FASB ASC Topic 718. See Note 9 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for further information about the assumptions underlying the calculations made with respect to the restricted stock and option grants noted in this table.

All options vest in equal annual installments on the first, second and third anniversaries of the grant date. At December 31, 2014, the directors held options to purchase an aggregate of 45,714 shares of common stock.

(2)	Cash compensation payable to Mr. Brown and Mr. Penn for their services on the Board is remitted directly to their employer, MVP Management Company. Cash compensation payable to Dr. Marshbanks for his services on the Board is remitted directly to his employer, First Analysis Corp. Cash compensation payable to Mr. Raynor for his services on the Board is remitted directly to his employer, The Argentum Group.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the securities authorized for issuance under the 2008 Plan as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by Stockholders: Fourth Amended and Restated 2008 Stock Incentive Plan	520,677	$12.70	628,396
Equity compensation plans not approved by Stockholders	—	—	—
Total	520,677	$12.70	628,396

(1)	Represents options and restricted shares.

(2)	The number of shares reserved for issuance under the 2008 Plan is also subject to adjustment in the event of a share split, share dividend, or other change in the Company’s capitalization. Generally, awards that are forfeited or canceled under the 2008 Plan will be available for future grants.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current officers are Arthur S. Przybyl, President and Chief Executive Officer, whose biographical information appears above, under the section “Election of Directors,” and the following officers:

Charlotte C. Arnold, 50, had served as ANIP’s Vice President and Chief Financial Officer since May 2009 and has served as Vice President, Finance and Chief Financial Officer of the Company since June 2013. Ms. Arnold leads the Company’s finance and accounting department as well as information technology. Between March 2004 and May 2009, Ms. Arnold served as director of ANIP. Ms. Arnold has more than 20 years of experience in finance, corporate development and operations. Before becoming ANIP’s Chief Financial Officer, Ms. Arnold was a Founding Partner at Laurel Capital, a growth equity and microcap buyout private equity firm, from October 2007 to March 2009. Prior to Laurel, Ms. Arnold was an employee and Vice President of MVP Management, where she was responsible for four platform investments, including the initial acquisition of ANIP. Previously, Ms. Arnold was a Director with Ben Franklin Technology Partners, a nationally-known economic development organization and worked in the Entrepreneurial Services assurance practice of PricewaterhouseCoopers in Philadelphia. Ms. Arnold holds a B.A. degree from UCLA, an MBA from the Wharton School of Business, and is a certified public accountant.

James G. Marken, 52, had served as ANIP’s Vice President, Operations, since March 2009 and has served as the Company’s Vice President, Operations, since June 2013. Mr. Marken joined ANIP in March 2007 as General Manager of the Minnesota facilities. As Vice President, Operations, Mr. Marken has been principally responsible for the following areas: manufacturing, packaging, engineering/maintenance, purchasing, and warehousing. Mr. Marken brings over 20 years of pharmaceutical industry experience to the Company. Prior to joining ANIP in March 2007, he worked for Solvay Pharmaceuticals as plant manager and in various departments including quality control, validation and manufacturing. Mr. Marken holds a B.S. degree in Chemistry from Bemidji State University.

Robert Schrepfer, 43, had served as a director of ANIP from July 2010 and served as a director of the Company from June 2013 to July 12, 2013. Since August 12, 2013, Mr. Schrepfer has served as the Company’s Vice President of New Business Development and Contract Manufacturing. From 2005 to 2013, Mr. Schrepfer served as Assistant Portfolio Manager at Healthcare Value Capital, LLC, an SEC-registered healthcare investment firm. Mr. Schrepfer co-managed the firm’s private equity portfolio and oversaw investments in healthcare services, devices and specialty pharmaceuticals. In addition, he was principal and founder of National Healthcare Analysis Group, LLC and served as Chief Financial Officer of National Healthcare Analysis Partners 1, LP, a partnership that seeks to identify and pursue healthcare fraud.

Between 2003 and 2005, Mr. Schrepfer was Managing Director at Bear Stearns & Co. Inc., providing sell side research coverage of the pharmaceuticals industry. Mr. Schrepfer served as Clinical Director and Director of Outcomes and Research at the Centers for Aquatic Rehabilitation from 1997 to 2001. Mr. Schrepfer received an M.B.A. in Finance and Health Sector Management from Duke University, an M.S. in Physical Therapy from the University of Indianapolis, and a B.A. degree from the University of Kansas. He is currently a member of the Health Sector Advisory Council at Duke University.

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EXECUTIVE COMPENSATION

The following provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules. In addition, since June 2013, the Company engaged a new management team, including its Chief Executive Officer and Chief Financial Officer.

Overview

The Compensation Committee determines the compensation of the Company’s executive officers. The Company’s executive compensation programs are intended to align executive compensation with the Company’s business objectives and to enable the Company to attract, retain and reward executive officers who contribute to the Company’s success. Generally, the Compensation Committee considers and evaluates the Company’s performance and goals, the Company’s Chief Executive Officer’s recommendations, and financial performance measures and other factors. Generally, as employees, including executive officers, advance to higher levels of responsibility an increasing proportion of their pay is intended to be linked to performance over the long-term, including equity compensation.

The compensation of Arthur S. Przybyl, the Company’s President and Chief Executive Officer, Charlotte C. Arnold, the Company’s Vice President, Finance and Chief Financial Officer, and the Company’s other executive officers identified in the Company’s Summary Compensation Table in this proxy statement, to whom the Company refers as the “named executive officers,” consists of a combination of base salary, bonuses and equity-based compensation. Executive officers and all salaried employees also receive a benefits package. Pursuant to employment agreements, certain of the named executive officers are also entitled to certain compensation on a termination of employment.

Compensation of Named Executive Officers; Summary Compensation Table

On June 19, 2013, pursuant to a merger agreement dated as of April 12, 2013, ANIP became a wholly-owned subsidiary of the Company in an all-stock, tax-free reorganization (the “Merger”). Since the Merger, the Company has been operating under the leadership of the ANIP executive management team, including Arthur S. Przybyl, the Company’s President and Chief Executive Officer, and Charlotte C. Arnold, the Company’s Vice President, Finance and Chief Financial Officer. The tables below reflect those executive management changes.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its named executive officers for the last two fiscal years or since June 2013, as applicable.

Name and Principal Position	Year		Salary	Bonus	Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Non-qualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Arthur S. Przybyl President, Chief	2014		$461,452	$—	$379,008		$454,155	$447,300	$—	$10,000	$1,751,915
Executive Officer and Director	2013	(5)	$200,543	$200,000	$2,399,115	(6)	$2,327,231	$187,688	$—	$5,343	$5,319,920
Charlotte C. Arnold Vice President,	2014		$303,080	$—	$177,660		$213,720	$195,000	$—	$—	$889,460
Finance and Chief Financial Officer	2013	(5)	$133,561	$100,000	$726,203	(6)	$1,076,593	$100,000	$—	$—	$2,136,357
Robert Schrepfer Vice President, New	2014		$259,159	$—	$148,050		$556,850	$159,000	$—	$—	$1,123,059
Business Development and Contract Manufacturing	2013	(5)	$91,404	$—	$—		$1,115,169	$98,000	$—	$—	$1,304,573

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(1)	Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant.

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(2)	Amounts reflect the aggregate grant date fair value of option awards as well as any modification charge computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes option pricing model.

(3)	Represents 150% and 100%, respectively, of the targeted cash incentive opportunity paid in respect of achievement of the fiscal year ended December 31, 2014 and 2013 key performance targets relating to the Company’s net sales and earnings before interest, depreciation and amortization (“EBITDA”).

(4)	Represents the amount, prorated for 2013, of the annual car allowance in the amount of $10,000 that Mr. Przybyl is entitled to under his employment agreement with the Company.

(5)	For Mr. Przybyl and Ms. Arnold, represents salary paid following the completion of the Merger on June 19, 2013, when such persons became employees of the Company. For Mr. Schrepfer, represents salary paid following his employment with the Company effective as of August 12, 2013.

(6)	Represents the dollar value of transaction bonus amounts payable in stock of the Company following the Merger to Mr. Przybyl and Ms. Arnold pursuant to transaction bonus agreements, initially dated September 22, 2012, as amended on December 28, 2012 and as finally amended on April 12, 2013, between ANIP and each of Mr. Przybyl and Ms. Arnold. The transaction bonus amounts were based on the net proceeds available for distribution to ANIP’s stockholders in connection with the Merger. The number of shares of the Company’s common stock issued to Mr. Przybyl and Ms. Arnold pursuant to the transaction bonus agreements were 327,748 and 99,208, respectively, prior to withholding for taxes. All share numbers have been adjusted retroactively to reflect the one-for-six reverse stock split effected on July 17, 2013.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Arthur S. Przybyl	23,958	71,875	—	6.36	07/11/2023	—	—	—	—
	—	25,500	—	33.00	03/31/2024	—	—	—	—
	—	—	—	—	—	12,800	721,792	—	—
Charlotte C. Arnold	11,083	33,250	—	6.36	07/11/2023	—	—	—	—
	—	12,000	—	33.00	03/31/2024	—	—	—	—
	—	—	—	—	—	6,000	338,340	—	—
Robert Schrepfer	11,562	34,688	—	6.60	07/31/2023	—	—	—	—
	—	10,000	—	33.00	03/31/2024	—	—	—	—
	—	25,000	—	28.76	08/19/2024	—	—	—	—
	—	—	—	—	—	5,000	281,950	—	—

____________

(1) The closing market price of the Company’s common stock on December 31, 2014 was $56.39.

Employment Agreements and Termination of Employment

Certain of the Company’s executive officers have employment agreements with the Company, as summarized below. The cash and equity incentive compensation that is paid to the Company’s executive officers is subject to the discretion of the Board of Directors, however, and generally is determined on an annual basis. See “2015 Executive Compensation Determinations” below.

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Arthur S. Przybyl

Mr. Przybyl serves as the Company’s President and Chief Executive Officer and prior to the Merger served as ANIP’s Chief Executive Officer. In February 2009, ANIP entered into an employment letter agreement with Mr. Przybyl commencing on March 9, 2009. The employment agreement continued in effect following the Merger. The term of the agreement is open-ended; therefore, Mr. Przybyl is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Przybyl at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Mr. Przybyl’s original annual base salary was $325,000, subject to a 10 percent increase on the first anniversary of the letter agreement if ANI achieved positive EBITDA during the first year of the letter agreement or other changes as the Compensation Committee and the Board determined in their discretion. In addition to his salary, Mr. Przybyl’s agreement provides him with an automobile allowance of $10,000 per year, payable in equal monthly installments. Mr. Przybyl is also eligible for an annual cash bonus, the target of which is up to 60 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. On February 17, 2015, upon recommendation of the Compensation Committee, the Board awarded Mr. Przybyl a 2014 cash bonus of 90 percent of his 2014 base salary.

The employment agreement also specified that Mr. Przybyl was entitled to a one-time bonus upon a sale of ANIP; however, Mr. Przybyl forfeited this one-time bonus in connection with the execution of the transaction bonus agreement described above and reflected in the Summary Compensation Table.

Under the terms of the employment agreement, if Mr. Przybyl is terminated by the Company other than for cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation, and a prorated portion of his targeted annual bonus to the extent that the corresponding objectives are achieved prior to the termination of employment and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

The Board, upon the recommendation of the Compensation Committee, set Mr. Przybyl’s 2015 base salary at $572,000. On April 16, 2015, Mr. Przybyl was granted options to purchase 30,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Mr. Przybyl was also granted 15,000 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

Charlotte C. Arnold

Ms. Arnold serves as the Company’s Vice President, Finance and Chief Financial Officer and prior to the Merger served as ANIP’s Chief Financial Officer. In May 2009, ANIP entered into an employment letter agreement with Ms. Arnold commencing on May 14, 2009. The employment agreement continued in effect following the Merger. The term of the agreement is open-ended; therefore, Ms. Arnold is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Arnold at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Ms. Arnold’s original annual base salary was $210,000. Ms. Arnold is eligible for an annual cash bonus, the target of which is up to 40 percent of her base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. On February 17, 2015, upon recommendation of the Compensation Committee, the Board awarded Ms. Arnold a 2014 cash bonus of 60 percent of her 2014 base salary.

The employment agreement also specified that Ms. Arnold was entitled to a one-time bonus upon a sale of ANIP; however, Ms. Arnold forfeited this one-time bonus in connection with the execution of the transaction bonus agreement described below.

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Under the terms of the employment agreement, if Ms. Arnold is terminated by the Company, other than for cause, upon the receipt from her of a release in form and substance satisfactory to the Company, she is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (i) an amount equal to her base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation, and a prorated portion of her targeted annual bonus to the extent that the corresponding objectives are achieved prior to the termination of employment and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.

The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Ms. Arnold’s 2015 base salary at $370,000. On April 16, 2015, Ms. Arnold was granted options to purchase 8,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Ms. Arnold was also granted 4,200 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

Robert Schrepfer

The Company has not executed an employment letter or other employment agreement with Robert Schrepfer. On February 17, 2015, upon recommendation of the Compensation Committee, the Board awarded Mr. Schrepfer a 2014 cash bonus of 60 percent of his 2014 base salary.

The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Schrepfer’s 2015 base salary at $301,000. On April 16, 2015, Mr. Schrepfer was granted options to purchase 6,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Mr. Schrepfer was also granted 3,000 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

Indemnification Agreements

The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

OWNERSHIP OF THE COMPANY’S SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information as of March 31, 2015 with respect to the beneficial ownership of each class of the Company’s capital stock for:

•	Each person known to the Company to beneficially own more than five percent of any class of the Company’s voting securities;

•	Each of the Company’s directors;

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•	Each of the Company’s executive officers; and

•	All of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of March 31, 2015. Percentage calculations are based on 11,386,817 shares of the Company’s common stock outstanding as of March 31, 2015, and 10,864 shares of class C special stock outstanding as of such date. Unless otherwise indicated in the notes below, the address for each of the Stockholders in the table below is c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2015, the name, address and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of the Company’s common stock or class C special stock:

	Common Stock		Class C Special Stock
Name and Address	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)	Shares of Class C Special Stock Beneficially Owned(1)	Percentage of Outstanding Class C Special Stock (%)
Meridian Venture Partners II, L.P.(2)	2,350,559	20.6	—	—
Consonance Capital Management LP(3)	1,047,017	9.2	—	—
Black Rock, Inc.(4)	591,083	5.2	—	—
Louis W. Sullivan, M.D.(5)	—	—	2,777	25.6
Hans Michael Jebsen(6)	—	—	2,777	25.6
Marcus Jebsen(7)	—	—	1,388	12.8
Angela Ho(8)	—	—	2,777	25.6

____________

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock and class C special stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2015, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock and class C special stock indicated. As of March 31, 2015, 11,386,817 shares of common stock and 10,864 shares of class C special stock were issued and outstanding.

(2)	Meridian Venture Partners II GP, L.P. (“GP”) is the general partner of Meridian Venture Partners II, L.P. (“MVP II”), the record holder of the securities. Meridian Venture Partners II, Co. (“MVP Corp.”) is the general partner of GP. MVP Management Company (“MVP Management”) d/b/a MVP Capital Partners, is the management company for MVP II and also renders financial and business advisory services to several of the companies in which MVP II has invested. MVP Management is described herein solely as a result of its affiliate relationship with MVP II, GP, MVP Corp. and Messrs. Brown and Penn. Robert E. Brown, Jr., a director of the Company, is the President, sole stockholder and sole director of MVP Corp., the sole stockholder, sole director and President of MVP Management, as well as a limited partner of GP and one of two principals of MVP II who are licensed by the Small Business Administration (“SBA”). SBA-licensed principals are charged with approving all investment-related decisions on behalf of small business investment companies licensed by the SBA, such as MVP II. Thomas A. Penn, a director of the Company, is a Vice President of MVP Corp., an employee of MVP Management, a limited partner of GP and one of the two SBA-licensed principals of MVP II. As such, GP, MVP Corp., Messrs. Brown and Penn may be deemed to share voting and dispositive power with respect to the shares that are held of record by MVP II. GP, MVP Corp., Messrs. Brown and Penn disclaim beneficial ownership in such shares of capital stock except to the extent of their respective pecuniary interests therein. The business address for MVP II is 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087.

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(3)	Based solely on Schedule 13G filed by Consonance Capital Management LP on February 17, 2015. The other reporting persons on the Schedule 13G are Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC. According to the Schedule 13G, Consonance Capital Management LP has a shared voting power with respect to 1,047,017 shares of common stock, Consonance Capital Opportunity Fund Management LP has a shared voting power with respect to 43,050 shares of common stock, Mitchell Blutt has a shared voting power with respect to 1,090,067 shares of common stock, and Consonance Capman GP LLC has a shared voting power with respect to 1,090,067 shares of common stock. According to the Schedule 13G, the address of Consonance Capital Management LP is 1370 Avenue of the Americas, Suite 3301, New York, NY 10019.

(4)	Based solely on Schedule 13G filed by Black Rock, Inc. on February 3, 2015. According to the Schedule 13G, the address of Black Rock, Inc. is 55 East 52nd Street, New York, NY 10022.

(5)	The address of Louis W. Sullivan, M.D. is c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

(6)	The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

(7)	The address of Marcus Jebsen is c/o MF Jebsen International Ltd., 24/F Caroline Centre, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.

(8)	The address of Angela Ho is c/o Jet Asia Ltd., 39/F Shun Tak Center, 200 Connaught Road Central, Hong Kong, China.

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Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning beneficial ownership of shares of the Company’s common stock as of March 31, 2015, with respect each of the Company’s directors and executive officers and all of the Company’s directors and executive officers as a group. The addresses of those listed below are the same as that of the Company.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)
Robert E. Brown, Jr.(2)	2,361,076	20.7
Thomas A. Penn(3)	2,360,535	20.7
Tracy L. Marshbanks, Ph.D.(4)	559,910	4.9
Daniel Raynor(5)	334,158	2.9
Arthur S. Przybyl(6)	144,497	1.3
Ross Mangano(7)	103,361	*
Charlotte C. Arnold(8)	35,468	*
James G. Marken(9)	40,588	*
Robert Schrepfer(10)	19,062	*
Fred Holubow(11)	20,840	*
All directors and executive officers as a group (10 persons)	3,628,936	31.9

______________

*	Represents beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2015, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of the common stock indicated. As of March 31, 2015, 11,386,817 shares of common stock were issued and outstanding.

(2)	These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Brown to purchase 2,207 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”

(3)	These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Penn to purchase 1,666 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”

(4)	These shares include 549,934 shares of the Company’s common stock held by First Analysis Funds (as defined below) and options held by Dr. Marshbanks to purchase 1,666 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

Included in the 549,934 shares of the Company’s common stock held by First Analysis Funds are: (i) 375,829 shares of common stock held by FA Private Equity Fund IV, L.P. (“FAPEF IV”); (ii) 152,579 shares of common stock held by The Productivity Fund IV Liquidating Trust (“Productivity Fund”); (iii) 15,656 shares of common stock held by FA Private Equity Fund IV GmbH & Co. Beteiligungs KG (“GmbH”); and (iv) 5,870 shares of common stock held by The Productivity Fund IV Advisors Fund, L.P. (“Advisors Fund”). These funds are collectively referred to as the “First Analysis Funds”.

FA Private Equity Management IV, L.L.C. (“FAPEM IV”) is the sole general partner of FAPEF IV. First Analysis Venture Operations and Research, L.L.C. (“FAVOR”) is the ultimate managing member of FAPEM IV and, in that capacity, exercises voting and dispositive control over the shares held by FAPEF IV. Tracy L. Marshbanks, Ph.D., a director of the Company, is a managing director of First Analysis Corporation, which manages FAVOR.

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FAPEM IV is the managing limited partner of GmbH. FAVOR is the ultimate managing member of FAPEM IV and, in that capacity, exercises voting and dispositive control over the shares held by GmbH. Dr. Marshbanks is a managing director of First Analysis Corporation, which manages FAVOR.

First Analysis Management Company IV, L.L.C. (“FAMC IV”) is the sole general partner of Productivity Fund. FAVOR is the managing member of FAMC IV and, in that capacity, exercises voting and dispositive control over the shares held by Productivity Fund. Dr. Marshbanks is a managing director of First Analysis Corporation, which manages FAVOR.

FAMC IV is the sole general partner of Advisors Fund. FAVOR is the managing member of FAMC IV and, in that capacity, exercises voting and dispositive control over the shares held by Advisors Fund. Dr. Marshbanks is a managing director of First Analysis Corporation, which manages FAVOR. Dr. Marshbanks may therefore be deemed to share voting and dispositive power with respect to the shares that are held of record by the First Analysis Funds. Dr. Marshbanks disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The business address for the First Analysis Funds, FAVOR, FAPEM IV and First Analysis Corporation is c/o First Analysis, 1 S. Wacker Drive, Suite 3900, Chicago, Illinois 60606.

(5)	These shares include 324,182 shares of the Company’s common stock held by Argentum Capital Partners II, L.P. (“ACP II”) and options held by Mr. Raynor to purchase 1,666 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

Argentum Investments, LLC is the managing member of Argentum Partners II, LLC, which is the general partner of ACP II. Argentum Investments, LLC and Argentum Management, LLC are members of FAPEM IV. However, since neither Argentum Investments, LLC nor Argentum Management, LLC are managing members of FAPEM IV, they do not exercise voting or dispositive control over shares held by FAPEM IV. Daniel Raynor, a director of ANI, is a co-managing member of Argentum Investments, LLC. Each of Mr. Raynor, Argentum Investments, LLC and Argentum Partners II, LLC, may be deemed to beneficially own the shares of common stock held by ACP II. Mr. Raynor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The business address of ACP II is 60 Madison Avenue, Suite 701, New York, New York 10010.

(6)	These shares include options to purchase 30,333 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

(7)	These shares include (i) 50,957 shares of common stock held by Jo & Co., of which Mr. Mangano is a partner; (ii) an aggregate of 18,550 shares of common stock held in various accounts, of which Mr. Mangano is an advisor and/or a trustee; (iii) 26,914 shares of common stock held by Mr. Mangano; (iv) 833 shares of common stock held by Oliver & Co., of which Mr. Mangano is the trustee; and (v) options held by Mr. Mangano to purchase 6,107 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015. Mr. Mangano has sole voting and investment power over these shares. Mr. Mangano passed away on April 13, 2015.

(8)	These shares include options to purchase 14,083 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

(9)	These shares include options to purchase 9,020 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

(10)	These shares include options to purchase 14,062 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

(11)	These shares include options to purchase 6,107 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2015.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC reports of ownership and changes in ownership of the Company’s common stock. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to the Company, together with written representations from the Company’s officers and directors that no other reports were required to be filed during 2014, the Company believes that during the year ending December 31, 2014, the Company’s executive officers, directors and Stockholders who beneficially own more than 10% of the Company’s common stock filed on a timely basis all reports due under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors has delegated to the Audit and Finance Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit and Finance Committee to take an action with respect to a proposed related party transaction, the Company’s Board or another committee of the Company’s Board, may approve or ratify it. No member of the Company’s Board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

The Company’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to the Company’s finance department of the facts and circumstances of the proposed transaction, including:

•	The related party’s relationship to the Company and his or her interest in the transaction;

•	The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

•	The purpose and benefits of the proposed related party transaction with respect to the Company;

•	If applicable, the availability of other sources of comparable products or services; and

•	An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Company’s finance department determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the Audit and Finance Committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the Audit and Finance Committee will consider, among other things, the following:

•	The purpose of the transaction;

•	The benefits of the transaction to the Company;

•	The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, stockholder or executive officer;

•	The availability of other sources for comparable products or services;

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•	The terms of the transaction; and

•	The terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the Audit and Finance Committee but are not required to be approved or ratified by the Audit and Finance Committee.

The Company also produces quarterly reports to the Audit and Finance Committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow the Company to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit and Finance Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under the Company’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the Audit and Finance Committee and will not be subject to these procedures.

There were no related party transactions for the Company during the fiscal year ended December 31, 2014, and as of the latest practicable date before the printing of this proxy statement, there were no related party transactions in 2015.

OTHER MATTERS

Householding

The SEC has adopted rules that permit companies and intermediaries, including brokers, banks and other nominee record holders, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” is designed to reduce duplicative mailings and save significant printing and processing costs as well as natural resources.

The Company will deliver promptly to any Stockholder upon written or oral request, a separate copy of the proxy statement and annual report to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to ANI Pharmaceuticals, Inc., Attn: Charlotte C. Arnold, 210 Main Street West, Baudette, Minnesota 56623. Stockholders can also obtain copies of the proxy statement and annual report on the Company’s website or on the SEC’s website. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all Stockholders at the shared address in the future.

Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.anipharmaceuticals.com, or upon written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623.

Stockholder Proposals

Stockholder proposals intended to be presented in the Company’s proxy materials relating to its next annual meeting of Stockholders must have been received by the Company on or before February 5, 2016, unless the date of the annual meeting in 2016 is delayed by more than 30 calendar days from the first anniversary of the Annual Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.

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Any other Stockholder proposals to be presented at the Company’s next annual meeting of Stockholders must be given in writing to the Company’s Chief Financial Officer and received at the Company’s principal executive offices not later than March 6, 2016 nor earlier than February 5, 2016; provided, however, that in the event that the annual meeting is not held within thirty calendar days before or after June 3, 2016, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.

For a proposals to be presented at the annual meeting, the proposal must contain specific information required by the Company’s bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov, the Company’s website at www.anipharmaceuticals.com, or by writing to the Company’s Chief Financial Officer. If a proposal is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the annual meeting and the Chair of the annual meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

In accordance with procedures set forth in the Company’s bylaws, the Company’s Stockholders may propose nominees for election to the Company’s Board only after providing timely written notice to the Company’s Chief Financial Officer. To be timely, a Stockholder’s notice in the case of a regular annual meeting must have been delivered to or mailed and received at the Company’s principal executive offices on or March 6, 2016 nor earlier than February 5, 2016; provided, however, that in the event that the annual meeting is not held within thirty days before or after June 3, 2016, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth day following the date on which the first public announcement of the date of the annual meeting was made. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the first public announcement of the date of the special meeting was made.

The notice must set forth, among other things:

•	The nominee’s name, age, business address and residence address;

•	The nominee’s principal occupation or employment;

•	The class and number of shares of the Company’s capital stock which are beneficially owned by the nominee; and

•	Any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The nominating and corporate governance committee will consider only those Stockholder recommendations whose submissions comply with these procedural requirements. The nominating and corporate governance committee will evaluate candidates recommended by Stockholders in the same manner as those recommended by others.

By Order of the Board of Directors,

Arthur S. Przybyl
President and Chief Executive Officer

April 24, 2015
Baudette, Minnesota

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*** Exercise Your *Right* to Vote ***

ANI PHARMACEUTICALS, INC.

ANI PHARMACEUTICALS, INC.
210 MAIN STREET WEST
BAUDETTE, MN 56623

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 6, 2015
Date: June 3, 2015 **Time:** 10:00 AM EDT
Location: ANI Pharmaceuticals, Inc.
Finance Office
1007 N. Orange Street, Suite 235
Wilmington, DE 19801

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M87045-P63652-Z65155

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Annual Report on Form 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 20, 2015 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote "FOR" the following nominees:

1. Election of Directors

Nominees:

01) Robert E. Brown, Jr.
02) Arthur S. Przybyl
03) Fred Holubow
04) Tracy L. Marshbanks, Ph.D.
05) Thomas A. Penn
06) Daniel Raynor

The Board of Directors recommends you vote "FOR" proposal 2.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

M87047-P63652-Z65155

ANI PHARMACEUTICALS, INC.
210 MAIN STREET WEST
BAUDETTE, MN 56623

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87038-P63652-Z65155

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANI PHARMACEUTICALS, INC.

The Board of Directors recommends you vote "FOR" the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert E. Brown, Jr.
02) Arthur S. Przybyl
03) Fred Holubow
04) Tracy L. Marshbanks, Ph.D.
05) Thomas A. Penn
06) Daniel Raynor

The Board of Directors recommends you vote "FOR" proposal 2.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K of ANI Pharmaceuticals, Inc. are available at www.proxyvote.com.

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Proxy Card
Annual Meeting of Stockholders
to be held June 3, 2015
ANI PHARMACEUTICALS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Stockholders to be held on June 3, 2015, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2014. The undersigned further hereby appoint(s) Charlotte C. Arnold with power to act as proxy and attorney-in-fact and hereby authorizes her to represent and vote, as provided on the other side, all the voting shares of ANI Pharmaceuticals, Inc. that the undersigned is entitled to vote and, in her discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side